SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 16, 2008 (June 10, 2008)

Gulf Western Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52309	98-0489324
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Woodway Drive, Suite 306W
Houston, Texas 77056
(Address of Registrant’s principal executive offices)

(713) 355-7001
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 10, 2008, Gulf Western Petroleum Corporation (the “Company”), entered into a Participation and Exclusivity Agreement (the “Agreement”) with Amerpro Industries US Ltd. (“Amerpro”), and Caskids Operating Company, pursuant to which, among other things, the Company granted to Amerpro the exclusive right to participate in four wells (the “Prospect Wells”) on the Company’s leased acreage in Wharton County, Texas (the “Lease”).  Amerpro is responsible for 100% of the costs to drill, complete and connect each commercial well, and will earn an 86.175% working interest in and to wells and surrounding acreage with a 62.046% net revenue interest in and to each commercial well.

The Company retains a 9.575% carried working interest, and upon 110% payout of each commercial well (recoupment of 110% of the drilling, completion and pipeline interconnection costs paid by Amerpro), the Company shall be entitled to an additional 15.0% and 10.8% working interest and net revenue interest, respectively; in such commercial wells and surrounding acreage. The Agreement provides for closing on or before August 1, 2008 (“Closing”) or such other date as maybe agreed by the Company and Amerpro.  The Agreement is subject to certain conditions including the completion of due diligence and TSX Venture Exchange approval.

Pursuant to the Agreement, Amerpro will pay the Company $1,200,000 as a prospect generation fee, with $100,000 paid upon execution of the Agreement, and the remaining $1,100,000 on Closing.  Amerpro also has the option to buy the right to participate in additional wells beyond the four Prospect Wells upon payment of an option fee of $3,700,000 due on or prior to Closing.  If the option is exercised, the option fee is payable directly to Metage Funds Limited and NCIM Limited to satisfy the Company’s indebtedness to them under one-year convertible secured notes issued on September 10, 2007.

Prior to Closing on August 1, 2008, Amerpro may terminate the Agreement and forfeit their initial $100,000.  The Agreement also provides that if terminated by Amerpro, neither they nor their affiliates, representatives or agents may acquire directly or indirectly any interest in the Lease for one-year from the date of termination.  Should such termination occur, Ameripro is obligated to convey to the Company at no cost any interests acquired by them free and clear liens and encumbrances.  Amerpro’s obligations under the Agreement are guaranteed by its parent company, Amerpro Industries Inc., a TSX Venture Exchange listed company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement as attached hereto as Exhibit 10.1 and incorporated herein by reference.  The press release filed by the Company announcing the Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.1	Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company

99.1	Press release dated June 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008

GULF WESTERN PETROLEUM CORPORATION

/ s / Wm. Milton Cox
Wm. Milton Cox
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Participation and Exclusivity Agreement dated June 10, 2008 between Gulf Western Petroleum Corporation, Amerpro Industries US Ltd. and Caskids Operating Company

99.1	Press release dated June 16, 2008